UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 6, 2024, bioAffinity Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with four institutional investors (the “Purchasers”), pursuant to which the Company will issue to the Purchasers, (i) in a registered direct offering, 1,600,000 shares of the Company’s common stock (the “Shares”), par value $0.007 per share (“Common Stock”) and (ii) in a concurrent private placement, warrants to purchase an aggregate of 1,600,000 shares of Common Stock (the “Common Warrants”) with an exercise price of $1.64. Such registered direct offering and concurrent private placement are referred to herein as the “Transactions.”

The Company expects to receive aggregate gross proceeds from the Transactions of approximately $2.5 million, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-275608), which was declared effective on November 27, 2023 (as amended from time to time, the “Registration Statement”). The Common Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares”) are being issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Common Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”) and will expire on the fifth anniversary of the Stockholder Approval Date.

Pursuant to the terms of the Purchase Agreement, until 60 days following the closing of the Transactions, the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions. The Company has further agreed not to enter into an agreement involving a variable rate transaction until 12 months following the closing of the Transaction, provided however that the prohibition on “at-the-market offerings” and the issuance of common stock pursuant to an equity line of credit shall expire on the six-month anniversary of the closing date of this offering. In addition, the Company’s Chief Executive Officer and each of the Company’s directors have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of 60 days from the closing of the Transactions, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions. In addition, from the date of the Purchase Agreement until the date that is nine (9) months after the date of the Purchase Agreement, upon any issuance by the Company or any of its subsidiaries of Common Stock, common stock equivalents for cash consideration, Indebtedness (as defined in the Purchase Agreement) or a combination of units thereof for capital raising purposes other than an at-the-market offering (a “Subsequent Financing”), the Purchasers shall have the right to participate in the Subsequent Financing in an amount up to the percentage of such Purchaser’s participation in the Transactions on the same terms, conditions and price provided for in the Subsequent Financing.

Wallachbeth Capital LLC acted as the placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Transactions pursuant to the Placement Agency Agreement, dated March 6, 2024 (the “Placement Agency Agreement”), by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 9.0% of the aggregate gross proceeds paid to the Company for the securities sold in the Transactions and reimbursement of certain out-of-pocket expenses. As additional compensation to the Placement Agent, in connection with the Transactions, the Company will issue to the Placement Agent or its designees a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 32,000 shares of Common Stock, such number of shares equal to two percent (2.0%) of the number of shares of Common Stock issued in the registered direct offering, at an exercise price per share equal to $1.64, which is equal to the exercise price of the Common Warrants. The Placement Agent warrant will be exercisable via “cashless exercise” in certain circumstances.

The Company has agreed to file a registration statement to register the resale of the Common Warrant Shares and the shares of Common Stock issuable upon exercise of the Placement Agent Warrant (the “Placement Agent Warrant Shares”) within 30 days of the date of the Purchase Agreement and to use commercially reasonable efforts to keep such registration statement effective at all times until no Purchaser owns any Warrants or Warrant Shares and until the Placement Agent does not own the Placement Agent Warrant or any Placement Agent Warrant Shares. The Purchaser has agreed not to resell or distribute the Common Warrants or the Common Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Placement Agent has agreed not to resell or distribute the Placement Agent Warrants or the Placement Agent Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

Support Agreements

Certain of the Company’s stockholders holding in excess of 21% of the Company’s outstanding shares of Common Stock have entered into a Support Agreement, pursuant to which such stockholders have agreed, at every meeting of the holders of the Company’s Common Stock that the Company’s stockholders are requested to vote upon a proposal to approve the exercise in full of the Common Warrants and the issuance of the Common Warrant Shares upon exercise of the Common Warrants (the “Warrant Exercise Proposal”), to vote all of the shares of Common Stock that they own in favor the Warrant Exercise Proposal as well as any proposal to approve an adjournment of any such meeting of the Company’s stockholders for purposes of obtaining further votes in favor of the Warrant Exercise Proposal that are at any time or from time to time presented for consideration to the Company’s stockholders.

Terms of the Warrants

The Common Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”) and will expire on the fifth anniversary of the Stockholder Approval Date. If at any time after 90 days from the closing of the offering a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in such warrant.

The exercise price of the Common Warrants, and the number of Common Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants.

A holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the Common Warrant), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of Common Warrants, will be obligated to purchase any unexercised portion of the Common Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Common Warrants have the right to require the Company or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in the Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a fundamental transaction which is not in our control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Common Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Common Warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises such warrant.

The foregoing summaries of the Transactions, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agency Agreement, the Common Warrants, the Placement Agent Warrant and the Support Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 10.1, 1.1, 4.1, 4.2 and 10.2, respectively, and are each incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure regarding the Common Warrants, the Common Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01. Other Events

On March 6, 2024, the Company issued a press release regarding the pricing of the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 8, 2024, the Company issued a press release regarding the closing of the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Upon the issuance of the Shares and Common Warrants the exercise price of the warrants issued by the Company in its initial public offering will be reduced to $3.0625.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Placement Agency Agreement, dated March 6, 2024, by and among the Company and Wallachbeth Capital LLC
4.1	Form of Warrant to Purchase Common Stock
4.2	Form of Placement Agent Warrant
5.1	Opinion of Blank Rome LLP
10.1	Form of Securities Purchase Agreement, dated as of March 6, 2024, by and among the Company and the investors parties thereto
10.2	Form of Support Agreement with schedule of signatories
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press Release dated March 6, 2024
99.2	Press Release dated March 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2024	BIOAFFINITY TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer